UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 12, 2005
DANIELSON HOLDING CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-6732	95-6021257

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Lane Road Fairfield, New Jersey	07004

(Address of principal executive offices)	(Zip Code)
(973) 882-9000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     As previously disclosed in the Danielson Holding Corporation (the “Company”) Annual Report on Form 10-K/A for the year ended December 31, 2004, the Company appointed its Controller, Thomas Bucks, to serve as the Company’s principal accounting officer. Mr. Bucks was appointed Vice President and Chief Accounting Officer of the Company on April 12, 2005. Mr. Bucks served as Controller of the Company from February 24, 2005 to April 11, 2005. Prior to joining the Company, Mr. Bucks served as Senior Vice President – Controller of Centennial Communications Corp., a leading provider of regional wireless and integrated communications services in the United States and the Caribbean, from March 1995 through February 2005, where he was the principal accounting officer and was responsible for accounting operations and external financial reporting. Mr. Bucks is 49 years old.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: August 8, 2005

DANIELSON HOLDING CORPORATION (Registrant)
By:	/s/ Timothy J. Simpson
Name:	Timothy J. Simpson
Title:	General Counsel and Secretary